Exhibit 99.1

Aziyo Biologics Appoints Seasoned Healthcare Executive, David Colpman, to Board of Directors

Industry veteran brings more than 25 years of healthcare business development and transaction experience

SILVER SPRING, Md., October 24, 2022 (GLOBE NEWSWIRE) -- Aziyo Biologics, Inc. (Nasdaq: AZYO), a regenerative medicine company with a portfolio of commercial therapies, today announced the appointment of David Colpman to its Board of Directors and audit committee, effective October 20, 2022. His appointment brings the company’s Board of Directors to six members.

“David’s impressive commercial expertise was vital in guiding some of the world’s largest and most-well respected biopharmaceutical companies in achieving their growth milestones,” said Dr. Randy Mills, Chief Executive Officer of Aziyo Biologics. “We specifically sought a Board member, like David, whose deep industry insights and business development and transaction experience will prove valuable to us as we execute on our near-term priorities. We welcome David’s contributions as we continue to build potential best-in-class products, take advantage of favorable market dynamics and engage in robust commercial discussions regarding strategic partnerships.”

Colpman was the managing partner of Colpman Consulting Ltd., a business development consultancy, from July 2014 to March 2020. Prior to this, he was a senior vice president at Shire Plc from 1999 to 2014. Prior to Shire Plc, Colpman had senior roles in business development at Novo Nordisk A/S, Glaxo Wellcome Plc and Boots Pharmaceuticals Ltd. Colpman currently serves on the board of OakHill Bio, a private clinical-stage neonatology and rare disease therapeutics company. In addition, he is currently an advisor to HighCape Capital, an affiliate of HighCape Partners, which is an investment fund and a controlling stockholder of the Company. Colpman received a B.Sc. from Portsmouth University in the field of pharmacy.

“I am excited to join Aziyo’s Board of Directors at such a critical time in the Company’s growth,” said Mr. Colpman. “I look forward to leveraging my industry connections to help the Aziyo team realize the value of its pipeline of innovative regenerative therapies and position the business for future commercial success.”

About Aziyo Biologics

Aziyo Biologics is a regenerative medicine company with a commercial portfolio of differentiated products focused on improving outcomes in patients undergoing a range of surgical procedures, primarily for implantable medical devices. Since its founding in 2015, the Company has created a portfolio of commercial-stage products used in cardiovascular, orthopedic, and reconstructive specialties. For more information, visit www.Aziyo.com.

Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited, to statements regarding the Company’s advancement of its strategic and financial objectives, development of its products and its business potential. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “goal,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors page of the Company’s website at https://investors.aziyo.com. All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise.

Investors:
Matt Ferguson

Aziyo Biologics, Inc.

investors@aziyo.com

Media:
Courtney Guyer

Aziyo Biologics, Inc.

PR@aziyo.com